POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints SoYoung Kwon and Kristine Morgan, or any one of them, with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact and agents to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an employee of Aptevo Therapeutics Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorneys-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, as amended.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of June, 2025.

/s/ Dirk Huebner

Dirk Huebner

State of Washington

County of ___________________

I certify that I know or have satisfactory evidence that ____________________________ (Name of Person) is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it to be (his/her) free and voluntary act for the uses and purposes mentioned in the instrument.

Dated: _____________________

Signature

(Seal or stamp)

Title

My appointment expires: _____________________

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